Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the use in this registration statement on Form SB-2 Amendment No. 3 of our "Independent Auditors' Report" dated February 26, 2004, except for note 14, which is as of March 18, 2004, for the years ended December 31, 2003 and 2002 on the consolidated financial statements of LMIC, Inc. and its Subsidiary and to the reference to our Firm under the heading "Experts" in the Prospectus, which is a part of this registration statement.


                                                           /s/ DDK & Company LLP


New York, New York
August 20, 2004